Converted Organics Regains Compliance with NASDAQ Listing Rule after Being Traded over $1.00 for 10 Days; Matter Officially Closed

Company’s common stock closing bid gains favorable standing prior to grace period deadline

BOSTON, Apr 28, 2010 (BUSINESS WIRE) — Converted Organics Inc. (NASDAQ:COIN) was notified today that the Company has regained compliance regarding the minimum closing bid price of its common stock, as determined by Nasdaq Listing Rule 5550(a)(2), and required for continued stock listing. The Company was informed by letter that after maintaining a closing bid price of $1.00 or greater for 10 consecutive days, the matter is now closed.

Converted Organics received notification on December 4, 2009, that it would be given a 180 day grace period, extending through June 2, 2010, to regain rule compliance. After that date, if not eligible for an additional grace period, the Company’s securities would be subject to Nasdaq delisting.

“We are pleased to have regained positive standing under Nasdaq’s Listing Rule policy, and feel that efforts to re-gain favorable standing, along with the overall prosperity of the Company, are evidenced by our turn-around prior to the grace period’s closing date,” said Edward J. Gildea, President of Converted Organics.

About Converted Organics Inc.

Converted Organics (NASDAQ:COIN, www.convertedorganics.com), based in Boston, MA, is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling. The Company uses its proprietary High Temperature Liquid Composting (HTLC) system, a proven, state-of-the-art microbial digestion technology, to process various biodegradable food wastes into dry pellet and liquid concentrate organic fertilizers that help grow healthier food and improve environmental quality. Converted Organics sells and distributes its environmentally-friendly fertilizer products in the retail, professional turf management, and agribusiness markets.

This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors, not all of which are known to the company, described most recently in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

COIN-G

SOURCE: Converted Organics Inc.

Converted Organics Inc.

Investor Contact:

PR Financial Marketing

Jim Blackman, 713-256-0369

jim@prfmonline.com

or

Public Relations Contact:

Kaitlyn Siner, 617-624-0111

ksiner@convertedorganics.com